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                                                                   EXHIBIT 10.2

                      AMENDMENT TO 1997 STOCK OPTION PLAN

           The First Sierra Financial, Inc. 1997 Stock Option Plan was amended by the Board of Directors as of January 1, 1999 in accordance with the following resolution.

RESOLVED, that the last sentence of Paragraph V(a) of the First Sierra Financial, Inc. 1997 Stock Option Plan is amended and restated in its entirety to provide as follows:

           The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced, unless other provisions are included in any applicable Option Agreements which operate to preserve the deductibility of the compensation generated by the related Options.